Exhibit 99.1

	CONTACT:	Brian R. Hole
President
NEWS RELEASE		(415) 408-4700

Scott B. Flaherty Joins Willis Lease Finance as Senior Vice President & Chief Financial Officer

Novato, CA, May 23, 2016 — Willis Lease Finance Corporation (Nasdaq: WLFC) announced today that Scott B. Flaherty is joining the company as its Senior Vice President and Chief Financial Officer beginning June 6, 2016.

“Scott brings a broad finance and capital markets background to Willis Lease, as well as historical aircraft engine OEM experience” said Charles F. Willis, Chairman and CEO.  “His previous experience as a CFO and deep banking skill set will be excellent additions to the Willis Lease platform.”

Prior to joining Willis Lease, Scott held the position of Senior Vice President of Finance and Chief Financial Officer at Colt Defense LLC, where he was employed from May 2009 to March 2016.  Prior to joining Colt Defense LLC, Mr. Flaherty was a Managing Director at Banc of America Securities LLC where he ran the origination effort, within the equity capital markets group, for various industries.  Prior to joining Banc of America Securities in 2001, Mr. Flaherty was an investment banker at Credit Suisse First Boston.  He worked as an engineer at the Pratt and Whitney division of the United Technologies Corporation from 1987 to 1995.  Mr. Flaherty received a BS from Worcester Polytechnic Institute and an MBA from the Leonard N. Stern School of Business at New York University.

“We are excited to have Scott join our team,” said Brian R. Hole, President. “Like many members of our senior management, Scott has deep experience in a variety of areas that are core to our business and we think this will allow him to contribute immediately to our efforts to deliver creative, value-added solutions for our customers,” Hole remarked.

“I look forward to joining a great management team at Willis Lease and leveraging my background to contribute to the continued growth of the Company’s leading platform,” said Flaherty.

About Willis Lease Finance

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers in 120 countries. These leasing activities are integrated with engine and aircraft trading, engine lease pools supported by cutting edge technology, as well as various end-of-life solutions for aircraft, engines and aviation materials provided through its subsidiary, Willis Aeronautical Services, Inc.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties.  Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them.  Our actual results may differ materially from the results discussed in forward-looking statements.  Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as terrorist activity, changes in oil prices and other disruptions to the world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet the changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K/A and other continuing reports filed with the Securities and Exchange Commission.

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Note: Transmitted on GlobeNewswire on May 23, 2016, at 6:00 a.m, PT.